UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Tollgrade Communications, Inc.

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NEWS RELEASE
Contact: Bob Butter, Communications / Office: 412-820-1347/ bbutter@tollgrade.com
TOLLGRADE ANNOUNCES CORPORATE GOVERNANCE ENHANCEMENTS
TO BUILD ON SOLID FOUNDATION OF ALREADY
STRONG CORPORATE GOVERNANCE PRACTICES
ADOPTS STRICTER STANDARD FOR DIRECTOR INDEPENDENCE
PITTSBURGH, July 1, 2009 — Tollgrade Communications, Inc. (NASDAQ: TLGD) today announced that its Board of Directors has adopted a series of amendments to its corporate governance guidelines designed to further enhance Tollgrade’s already strong corporate governance practices. These amendments are intended to: (i) adopt an even stricter standard of director independence than the standard that currently applies to Tollgrade under the rules of the Nasdaq Stock Market; (ii) require that at least two-thirds of the membership of the Tollgrade Board of Directors be comprised of independent directors that meet this new stricter standard; and (iii) require that the Tollgrade Board’s Audit, Compensation and Nominating and Governance Committees be comprised exclusively of independent directors that meet this new stricter standard.
These corporate governance enhancements result from the Tollgrade Board’s ongoing review of best practices in corporate governance and build on Tollgrade’s existing solid foundation of good corporate governance practices, including the following:
•	The adoption in 2006 of a majority voting standard in uncontested elections of directors;

•	On-going phase out of Tollgrade’s classified board structure that began in 2007, which will provide that by 2010, all directors will be elected annually;

•	No shareholder rights plan or “poison pill” currently in force after the Tollgrade Board determined not to renew the shareholder rights plan that had been adopted in 1996 and expired on July 23, 2006;

•	All change in control agreements are “double-trigger”;

•	The definition of “change in control” in the change in control agreements and Tollgrade’s equity incentive plan was amended to comply with the published requirements of the Corporate Governance Policies and Guidelines issued by RiskMetrics Group ISS, a proxy advisory firm for many institutional investors, and requires the actual consummation of the transaction as opposed to merely the approval of such transaction by Tollgrade’s Board or shareholders; and
TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024 / 412-820-1400 / 800-878-3399
Fax: 412-820-1530/Telco Support: 800-777-5405
www.tollgrade.com

•	No supermajority vote requirements to amend Tollgrade’s charter or bylaws.
“We believe that the adoption of the corporate governance enhancements being announced today will enhance the independence of the Tollgrade Board and increase its accountability to our shareholders,” said Robert W. Kampmeinert, independent lead director of Tollgrade’s Board. “Further, we believe that by providing for an even greater role for the independent directors, the effect will be to strengthen the oversight role of the Tollgrade Board and enhance investor confidence in Tollgrade. Our Board remains committed to monitoring evolving best practices in corporate governance and adopting new provisions, as appropriate, to serve the long-term interests of all Tollgrade’s shareholders.”
Under the stricter standard of independence adopted by the Tollgrade Board, a director will not be deemed independent if:
•	Within the preceding five years, the director was employed by Tollgrade or a member of the director’s immediate family was employed by Tollgrade as an executive officer;

•	Within the preceding five years, the director or a member of the director’s immediate family received more than $90,000 during any period of twelve consecutive months in direct compensation from Tollgrade, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	The director or a member of the director’s immediate family is a current partner of a firm that is Tollgrade’s independent auditor; or the director or a member of the director’s immediate family was within the last five years a partner or employee of such a firm and personally worked on Tollgrade’s audit within that time;

•	Within the preceding five years, a current Tollgrade executive officer was on the compensation committee of a company which concurrently employed the director as an executive officer, or which employed an immediate family member of the director as an executive officer; or

•	The director is a current executive officer or employee, or a member of the director’s immediate family is a current executive officer, of any organization (including a charity) that made payments to, or received payments from, Tollgrade for property or services in an amount which, in any of the last five fiscal years, exceeded the greater of 2% of the consolidated gross revenues of the recipient or $100,000 for that year, but excluding (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

Important Information
In connection with the solicitation of proxies, Tollgrade Communications, Inc. has filed with the SEC and mailed to shareholders on or about June 22, 2009 a definitive proxy statement in connection with its 2009 Annual Meeting of Shareholders. Tollgrade, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2009 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Tollgrade with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TOLLGRADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Tollgrade with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov. and Tollgrade’s website at http://www.tollgrade.com.
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and next generation network assurance technologies. Tollgrade’s customers range from the top telecom providers, to numerous independent telecom and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of telecom companies, as well as for power distribution companies.  For more information, visit Tollgrade’s web site at www.tollgrade.com.
Forward-Looking Statements
The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. Any number of factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” is included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2008 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.